Exhibit 99.1

    NEWS RELEASE     NEWS RELEASE     NEWS RELEASE       NEWS RELEASE


                                                 Contact: Molly Faust
                                                          201/209-5595
                                                          molly.faust@aexp.com

                                                          Michael J. O'Neill
                                                          201/209-5583
                                                          mike.o'neill@aexp.com

FOR IMMEDIATE RELEASE

                       AMERICAN EXPRESS COMPANY REPORTS
                     NET INCOME OF $1.31 BILLION FOR 2001

           FOURTH QUARTER RESULTS IN LINE WITH PRELIMINARY FORECAST


         New York - January 28, 2002 - AMERICAN EXPRESS COMPANY today reported net income for 2001 of $1.31 billion, down 53 percent from $2.81 billion a year ago. Earnings per share on a diluted basis (EPS) declined 53 percent to $0.98 from $2.07. Net revenues on a managed basis totaled $21.4 billion, down 3 percent from $22.1 billion. The company's return on equity was 10.9 percent.
         For the fourth quarter, American Express reported net income of $297 million, down 56 percent from $677 million a year ago. EPS decreased 56 percent to $0.22 from $0.50 a year ago.
         The quarterly results are in line with the company's previously announced forecast. As indicated in that prior announcement, the results include a restructuring charge of $279 million pre-tax ($179 million after-tax) to cover costs associated with the elimination of approximately 6,800 jobs as well as the consolidation of real estate facilities to reflect the reduced staffing levels. The staff reductions are taking place primarily in the travel businesses and reflect the sharp slowdown in that sector since September 11th. These initiatives are expected to produce expense savings of approximately $280 million in 2002.
         Excluding the restructuring charge, fourth quarter net income declined 30 percent to $476 million. Similarly, EPS was $0.36, a decline of 28 percent.
         Kenneth I. Chenault, chairman and chief executive officer, said: "Our 2001 results reflected the overall weakness in the economy throughout the year and the sharp slowdown in consumer spending, business travel and investment activity after the terrorist attacks of September 11th.

         "While we are seeing signs of improvement in volumes, we are continuing to take a cautious view and expect the economy to remain weak throughout 2002. With that in mind, we have lowered our risk profile and made some important changes in our business that will position us for good earnings growth in a lower revenue growth environment. As a result, we are in a stronger position to deal with a period of economic uncertainty and to take full advantage of even a modest improvement in business conditions."
         Results for the full-year 2001 were negatively affected by three significant items: 1) a first-half charge of $1.01 billion pre-tax ($669 million after-tax), reflecting write downs in the investment portfolio at American Express Financial Advisors (AEFA) and losses associated with rebalancing that portfolio toward lower risk securities; 2) restructuring charges in the third and fourth quarters, which totaled $631 million pre-tax ($411 million after-tax); and 3) the one-time impact from the September 11th terrorist attacks, which totaled $98 million pre-tax ($65 million after-tax) and was recognized in the third quarter.
         The full-year results benefited from strong progress on reengineering efforts which, combined with the initial restructuring activities, realized savings in excess of $1.0 billion. A portion of these savings flowed through to earnings in the form of improved operating expense margins, while the rest was reinvested back into high-growth areas of the business.
         Adjusting for the restructuring charges and one-time September 11th related costs, EPS would have been $1.34, a decline of 35 percent from a year ago.

         TRAVEL RELATED SERVICES (TRS) reported net income for 2001 of $1.46 billion, down 24 percent from $1.93 billion a year ago. Included in 2001 results are $414 million pre-tax ($267 million after-tax) of the restructuring charges noted earlier. Also included in the full-year results are third-quarter expenses of $87 million pre-tax ($57 million after-tax), reflecting one-time costs and waived fees, which were directly related to the September 11th terrorist attacks. Excluding these two items, TRS' net income for the full year would have been $1.78 billion, down 8 percent from last year.
         TRS net revenues for 2001 rose 4 percent, as growth in loans and fee revenues were partly offset by a 16 percent decline in travel commissions and fees. The total amount spent on American Express cards during 2001 was up slightly from year-ago levels as higher consumer card spending in the retail and everyday categories was largely offset by lower corporate card spending in the travel and entertainment sector, particularly after September 11th. Net finance charge revenues rose 32 percent, due to balance growth and wider net-interest yields. This increase reflects a smaller percentage of loan balances on introductory rates and the benefit of declining interest rates during the year.
         The provision for losses grew as a result of an increase in U.S. lending write-off rates and delinquencies, reflecting higher unemployment and the overall economic environment. The increased provisions also reflected higher lending volumes. Marketing and promotion expenses declined as TRS rationalized certain marketing efforts in light of the weaker business environment. Combined other operating and human resources expenses were up slightly, reflecting increased cardmember loyalty programs and business volumes. These increases were offset by the benefits of reengineering and cost-control efforts.
         TRS reported fourth quarter net income of $170 million, a 64 percent decrease from $470 million reported a year ago. Included in these results are $219 million pre-tax ($140 million after-tax) of the restructuring charge noted earlier. Excluding the restructuring charge, TRS net income would have been $310 million, down 34 percent from last year. The decline reflects the weak business volumes noted earlier, as well as higher provisions for losses. These factors were partly offset by the decline in marketing and promotion and the benefit of savings from ongoing reengineering initiatives.
         The above discussion presents TRS results "on a managed basis" as if there had been no securitization transactions, which conforms to industry practice. The attached financials present TRS results on both a managed and reported basis. Net income is the same in both formats.
         On a reported basis, TRS' results for 2001 included securitization gains of $155 million pre-tax ($101 million after-tax) compared with similar gains of $142 million pre-tax ($92 million after-tax) in 2000. These gains were offset by expenses related to card acquisition activities and therefore had no material impact on net income or total expenses.

         AMERICAN EXPRESS FINANCIAL ADVISORS (AEFA) reported net income for 2001 of $52 million, down from $1.03 billion a year ago. Net revenues decreased 33 percent.
         Included in full-year 2001 results are $107 million pre-tax ($70 million after-tax) of the restructuring charges noted earlier and $11 million pre-tax ($8 million after-tax) of insurance claims directly related to September 11th. Excluding those items, AEFA net income would have been $130 million, down 87 percent from last year. In addition, as previously mentioned, AEFA incurred substantial charges in the first and second quarters of 2001 to write down high-yield securities and reduce the risk profile of its investment portfolio.

         Full-year results at AEFA reflect weakness in equity markets and narrower spreads on the investment portfolio. The weakened equity markets led to significantly lower asset levels and lower sales of investment products. As a result, management and distribution fees fell 13 percent.
         Combined other operating and human resources expenses, excluding the above-mentioned charges, were essentially unchanged from 2000. This was due to lower sales commissions and the benefit of reengineering and cost-control initiatives.
         AEFA reported fourth quarter net income of $163 million, a 33 percent decrease from $242 million a year ago. Included in these results is the restructuring charge of $45 million pre-tax ($29 million after-tax) noted earlier. Excluding this charge, net income would have been $192 million, down 21 percent. This decline reflects a continuation of weak sales and lower asset levels and portfolio yields.

         AMERICAN EXPRESS BANK (AEB) reported a 2001 net loss of $13 million compared with net income of $29 million a year ago.
         Results for the year include $96 million pre-tax ($65 million after-tax) of the restructuring charges noted earlier. Excluding these charges, AEB's net income would have been $52 million, up 82 percent from last year.
         AEB's business results reflect strong performance in Personal Financial Services and Private Banking. Results also benefited from lower funding costs and lower operating expenses as a result of AEB's reengineering efforts. These benefits were offset in part by higher provisions for losses, which were primarily due to higher personal loan volumes. Revenues from Corporate Banking activities declined as the company continued to shift its business focus away from that sector and concentrated its resources on Personal Financial Services and Private Banking.

         AEB reported fourth quarter 2001 net income of $9 million compared with $6 million a year ago. Included in these results was a restructuring charge of $12 million pre-tax ($8 million after-tax) noted earlier. Excluding the charge, net income would have been $17 million, almost triple that of a year ago.

         CORPORATE AND OTHER reported 2001 net expenses of $187 million, compared with $180 million a year ago. Included in 2001 results are $14 million pre-tax ($9 million after-tax) of the restructuring charges noted earlier. The results for both years include a preferred stock dividend based on earnings from Lehman Brothers, which was offset by expenses related to business building initiatives in both years.
         Corporate and Other reported fourth quarter 2001 net expenses of $45 million. Included in this expense was a restructuring charge of $3 million pre-tax ($2 million after-tax). Excluding the charge, expenses were essentially unchanged from year-ago levels.

         American Express Company (www.americanexpress.com), founded in 1850, is a global travel, financial and network services provider.

                                      ***

Note: The 2001 Fourth Quarter Earnings Supplement will be available today on the American Express web site at http://ir.americanexpress.com. In addition, an investor conference call to discuss fourth quarter and full-year earnings results, operating performance and other topics that may be raised during the discussion will be held at 5:00 p.m. (ET) today. Live audio of the conference call will be accessible to the general public on the American Express web site at http://ir.americanexpress.com. A replay of the conference call also will be available today at the same web site address.

                                      ***

         THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE", "EXPECT", "ANTICIPATE", "OPTIMISTIC", "INTEND", "AIM", "WILL", "SHOULD" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE
FOLLOWING: FLUCTUATION IN THE EQUITY MARKETS, WHICH CAN AFFECT THE AMOUNT AND TYPES OF INVESTMENT PRODUCTS SOLD BY AEFA, THE MARKET VALUE OF ITS MANAGED ASSETS, AND MANAGEMENT AND DISTRIBUTION FEES RECEIVED BASED ON THOSE ASSETS; POTENTIAL DETERIORATION IN THE HIGH-YIELD SECTOR AND OTHER INVESTMENT AREAS, WHICH COULD RESULT IN FURTHER LOSSES IN AEFA'S INVESTMENT PORTFOLIO; THE ABILITY OF AEFA TO SELL CERTAIN HIGH-YIELD INVESTMENTS AT EXPECTED VALUES AND WITHIN ANTICIPATED TIMEFRAMES AND TO MAINTAIN ITS HIGH-YIELD PORTFOLIO AT CERTAIN LEVELS IN THE FUTURE; DEVELOPMENTS RELATING TO AEFA'S NEW PLATFORM STRUCTURE FOR FINANCIAL ADVISORS, INCLUDING THE ABILITY TO INCREASE ADVISOR PRODUCTIVITY, MODERATE THE GROWTH OF NEW ADVISORS AND CREATE EFFICIENCIES IN THE INFRASTRUCTURE; AEFA'S ABILITY TO EFFECTIVELY MANAGE THE ECONOMICS IN SELLING A GROWING VOLUME OF NON-PROPRIETARY PRODUCTS TO CLIENTS; INVESTMENT PERFORMANCE IN AEFA'S BUSINESSES; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT, INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING, RELOCATING CERTAIN FUNCTIONS TO LOWER COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, THE SCALE-BACK OF CORPORATE LENDING IN CERTAIN REGIONS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION AND OTHER EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING BALANCING THE NEED FOR LONGER TERM INVESTMENT SPENDING; THE IMPACT OF AND UNCERTAINTY CREATED BY THE SEPTEMBER 11TH TERRORIST ATTACKS; THE COMPANY'S ABILITY TO RECOVER UNDER ITS INSURANCE POLICIES FOR LOSSES RESULTING FROM THE SEPTEMBER 11TH TERRORIST ATTACKS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S TRAVEL RELATED SERVICES PRODUCTS, PARTICULARLY CREDIT AND CHARGE CARDS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD PRODUCTS AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDHOLDERS, CAPTURE A GREATER SHARE OF EXISTING CARDHOLDERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; SUCCESSFULLY EXPANDING THE COMPANY'S ON-LINE AND OFF-LINE DISTRIBUTION CHANNELS AND CROSS-SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO ITS CUSTOMER BASE, BOTH IN THE UNITED STATES AND ABROAD; EFFECTIVELY LEVERAGING THE COMPANY'S ASSETS, SUCH AS ITS BRAND, CUSTOMERS AND INTERNATIONAL PRESENCE IN THE INTERNET ENVIRONMENT; INVESTING IN AND COMPETING AT THE LEADING EDGE OF TECHNOLOGY ACROSS ALL BUSINESSES; HIGHER BORROWING COSTS DUE TO POTENTIAL NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS; INCREASING COMPETITION IN ALL OF THE COMPANY'S MAJOR BUSINESSES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S

BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INVESTMENT AND INSURANCE BUSINESSES; CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; FOREIGN CURRENCY EXCHANGE RATES; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT COMMERCIAL LENDING ACTIVITIES, AMONG OTHER BUSINESSES; LEGAL AND REGULATORY DEVELOPMENTS, SUCH AS IN THE AREAS OF CONSUMER PRIVACY AND DATA PROTECTION; ACQUISITIONS; AND OUTCOMES IN LITIGATION. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000 AND ITS OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(Preliminary)                AMERICAN EXPRESS COMPANY
                                FINANCIAL SUMMARY
                                   (Unaudited)


(Dollars in millions)
                                                         Quarters Ended                             Years Ended
                                                          December 31,                              December 31,
                                                  --------------------------  Percentage      -------------------------- Percentage
                                                      2001          2000       Inc/(Dec)         2001           2000      Inc/(Dec)
                                                      ----          ----       ---------         ----           ----      ---------
NET REVENUES (MANAGED BASIS) (A)
  Travel Related Services                           $  4,527       $   4,543         - %        $ 18,102       $ 17,441         4 %
  American Express Financial Advisors                    949           1,066       (11)            2,825          4,219       (33)
  American Express Bank                                  168             144        16               649            591        10
                                                  -----------    ------------                 -----------    -----------
                                                       5,644           5,753        (2)           21,576         22,251        (3)
  Corporate and Other,
    including adjustments and eliminations               (54)            (39)      (37)             (217)          (166)      (30)
                                                  -----------    ------------                 -----------    -----------

CONSOLIDATED NET REVENUES (MANAGED BASIS) (A)       $  5,590       $   5,714        (2)         $ 21,359       $ 22,085        (3)
                                                  ===========    ============                 ===========    ===========

CONSOLIDATED REVENUES (GAAP BASIS)                  $  5,871       $   6,067        (3)         $ 22,582       $ 23,675        (5)
                                                  ===========    ============                 ===========    ===========

PRETAX INCOME (LOSS) (B)
  Travel Related Services                           $    196       $     641       (69)         $  1,979       $  2,713       (27)
  American Express Financial Advisors                    220             344       (36)              (24)         1,483         -
  American Express Bank                                   16               8         #               (14)            33         -
                                                  -----------    ------------                 -----------    -----------
                                                         432             993       (56)            1,941          4,229       (54)
  Corporate and Other                                    (85)            (80)       (6)             (345)          (321)       (8)
                                                  -----------    ------------                 -----------    -----------

PRETAX INCOME (B)                                   $    347       $     913       (62)         $  1,596       $  3,908       (59)
                                                  ===========    ============                 ===========    ===========

NET INCOME (LOSS) (B)
  Travel Related Services                           $    170       $     470       (64)         $  1,459       $  1,929       (24)
  American Express Financial Advisors                    163             242       (33)               52          1,032       (95)
  American Express Bank                                    9               6        45               (13)            29         -
                                                  -----------    ------------                 -----------    -----------
                                                         342             718       (52)            1,498          2,990       (50)
  Corporate and Other                                    (45)            (41)       (9)             (187)          (180)       (4)
                                                  -----------    ------------                 -----------    -----------

NET INCOME (B)                                      $    297       $     677       (56)         $  1,311       $  2,810       (53)
                                                  ===========    ============                 ===========    ===========

# Denotes a variance of more than 100%.

(A) Managed net revenues are reported net of interest expense, where applicable, and American Express Financial Advisors' provision for losses and benefits, and exclude the effect of TRS' securitization activities.
(B) Included in 2001 income are two significant items: (a) restructuring charges of $631 million ($411 million after-tax), of which $279 million ($179 million after-tax) was recognized in the fourth quarter 2001, and
       (b) one-time costs (including waived fees) in the third quarter of $98 million ($65 million after-tax) resulting from the September 11th terrorist attacks.

(Preliminary)               AMERICAN EXPRESS COMPANY
                          FINANCIAL SUMMARY (CONTINUED)
                                   (Unaudited)

                                                         Quarters Ended                         Years Ended
                                                          December 31,                          December 31,
                                                   -----------------------   Percentage   -------------------------   Percentage
                                                     2001          2000      Inc/(Dec)       2001           2000        Inc/(Dec)
                                                     ----          ----      ---------       ----           ----        --------
EARNINGS PER SHARE

BASIC
  Earnings Per Common Share                          $ 0.22         $ 0.51       (57)%       $ 0.99         $ 2.12         (53)%
                                                   =========    ===========               ==========    ===========
  Average common shares outstanding (millions)        1,329          1,322         1          1,324          1,327           -
                                                   =========    ===========               ==========    ===========

DILUTED
  Earnings Per Common Share                          $ 0.22         $ 0.50       (56)        $ 0.98         $ 2.07         (53)
                                                   =========    ===========               ==========    ===========
  Average common shares outstanding (millions)        1,336          1,355        (1)         1,336          1,360          (2)
                                                   =========    ===========               ==========    ===========

Cash dividends declared per common share             $ 0.08         $ 0.08         -         $ 0.32         $ 0.32           -
                                                   =========    ===========               ==========    ===========

                        SELECTED STATISTICAL INFORMATION
                                   (Unaudited)


                                                         Quarters Ended                          Years Ended
                                                          December 31,                           December 31,
                                                   ------------------------  Percentage   -------------------------   Percentage
                                                     2001          2000      Inc/(Dec)       2001            2000       Inc/(Dec)
                                                     ----          ----      ---------       ----            ----       --------
Return on Average Equity*                            10.9 %         25.3 %          -         10.9 %         25.3 %           -
Common Shares Outstanding (millions)                  1,331          1,326          -          1,331          1,326           -
Book Value per Common Share:
  Actual                                             $ 9.05         $ 8.81         3%         $ 9.05         $ 8.81          3%
  Pro Forma*                                         $ 9.02         $ 8.92         1%         $ 9.02         $ 8.92          1%
Shareholders' Equity (billions)                      $ 12.0         $ 11.7         3%         $ 12.0         $ 11.7          3%

* Excludes the effect on Shareholders' Equity of SFAS No. 115 and SFAS No. 133. The Company adopted SFAS No. 133 on January 1, 2001.

(Preliminary)                 AMERICAN EXPRESS COMPANY
                                FINANCIAL SUMMARY
                                   (Unaudited)

(Dollars in millions)
                                                                                 Quarters Ended
                                                   ---------------------------------------------------------------------------
                                                   December 31,    September 30,    June 30,        March 31,     December 31,
                                                      2001            2001            2001             2001           2000
                                                      ----            ----            ----             ----           ----
NET REVENUES (MANAGED BASIS) (A)
  Travel Related Services                            $ 4,527         $ 4,466         $ 4,644         $ 4,465         $ 4,543
  American Express Financial Advisors                    949             908             162             806           1,066
  American Express Bank                                  168             165             159             158             144
                                                     -------         -------         -------         -------         -------
                                                       5,644           5,539           4,965           5,429           5,753
  Corporate and Other,
    including adjustments and eliminations               (54)            (61)            (55)            (48)            (39)
                                                     -------         -------         -------         -------         -------

CONSOLIDATED NET REVENUES (MANAGED BASIS) (A)        $ 5,590         $ 5,478         $ 4,910         $ 5,381         $ 5,714
                                                     =======         =======         =======         =======         =======

CONSOLIDATED REVENUES (GAAP BASIS)                   $ 5,871         $ 5,724         $ 5,268         $ 5,719         $ 6,067
                                                     =======         =======         =======         =======         =======

PRETAX INCOME (LOSS) (B)
  Travel Related Services                            $   196         $   316         $   730         $   737         $   641
  American Express Financial Advisors                    220             194            (508)             70             344
  American Express Bank                                   16             (62)             18              14               8
                                                     -------         -------         -------         -------         -------
                                                         432             448             240             821             993
  Corporate and Other                                    (85)            (94)            (87)            (80)            (80)
                                                     -------         -------         -------         -------         -------

PRETAX INCOME (B)                                    $   347         $   354         $   153         $   741         $   913
                                                     =======         =======         =======         =======         =======

NET INCOME (LOSS) (B)
  Travel Related Services                            $   170         $   248         $   519         $   522         $   470
  American Express Financial Advisors                    163             145            (307)             51             242
  American Express Bank                                    9             (43)             12               9               6
                                                     -------         -------         -------         -------         -------
                                                         342             350             224             582             718
  Corporate and Other                                    (45)            (52)            (46)            (44)            (41)
                                                     -------         -------         -------         -------         -------

NET INCOME (B)                                       $   297         $   298         $   178         $   538         $   677
                                                     =======         =======         =======         =======         =======

(A) Managed net revenues are reported net of interest expense, where applicable, and American Express Financial Advisors' provision for losses and benefits, and exclude the effect of TRS' securitization activities.
(B) Included in 2001 income are two significant items: (a) restructuring charges of $279 million ($179 million after-tax) and $352 million ($232 million after-tax) recognized in the fourth and third quarters, respectively, and (b) one-time costs (including waived fees) in the third quarter of $98 million ($65 million after-tax) resulting from the September 11th terrorist attacks.

(Preliminary)               AMERICAN EXPRESS COMPANY
                          FINANCIAL SUMMARY (CONTINUED)
                                   (Unaudited)

                                                                               Quarters Ended
                                                    --------------------------------------------------------------------
                                                    December 31,  September 30,   June 30,     March 31,    December 31,
                                                       2001          2001          2001          2001           2000
                                                       ----          ----          ----          ----           ----
EARNINGS PER SHARE

BASIC
  Earnings Per Common Share                           $ 0.22        $ 0.23        $ 0.13        $ 0.41        $    0.51
                                                      ======        ======        ======        ======        =========
  Average common shares outstanding (millions)         1,329         1,324         1,321         1,323            1,322
                                                      ======        ======        ======        ======        =========

DILUTED
  Earnings Per Common Share                           $ 0.22        $ 0.22        $ 0.13        $ 0.40        $    0.50
                                                      ======        ======        ======        ======        =========
  Average common shares outstanding (millions)         1,336         1,335         1,336         1,344            1,355
                                                      ======        ======        ======        ======        =========

Cash dividends declared per common share              $ 0.08        $ 0.08        $ 0.08        $ 0.08        $    0.08
                                                      ======        ======        ======        ======        =========


                        SELECTED STATISTICAL INFORMATION
                                   (Unaudited)

                                                                               Quarters Ended
                                                    ---------------------------------------------------------------------
                                                    December 31,  September 30,   June 30,      March 31,    December 31,
                                                      2001           2001          2001          2001            2000
                                                      ----           ----          ----          ----            ----
Return on Average Equity*                              10.9%         14.2%         18.2%         23.5%            25.3%
Common Shares Outstanding (millions)                   1,331         1,336         1,324         1,326            1,326
Book Value per Common Share:
     Actual                                           $ 9.05        $ 9.16        $ 8.88        $ 9.02           $ 8.81
     Pro Forma*                                       $ 9.02        $ 8.92        $ 8.84        $ 8.94           $ 8.92
Shareholders' Equity (billions)                       $ 12.0        $ 12.2        $ 11.8        $ 12.0           $ 11.7

* Excludes the effect on Shareholders' Equity of SFAS No. 115 and SFAS No. 133. The Company adopted SFAS No. 133 on January 1, 2001.

(Preliminary)              AMERICAN EXPRESS COMPANY
                         RESTRUCTURING CHARGES SUMMARY
                                   (Unaudited)

(Dollars in millions)

QUARTER ENDED DECEMBER 31, 2001:
- --------------------------------           Restructuring Charges                                Expected Cost Savings
                                         -------------------------         Employee          ---------------------------
                                            Pre-tax      After-tax        Reductions            2002             2003
                                            -------      ---------        ----------            ----             ----
  Travel Related Services                  $    219       $    140               6,200         $    245        $    315
  American Express Financial Advisors            45             29                 400               20              45
  American Express Bank                          12              8                 100                5              10
  Corporate and Other                             3              2                 100               10              10
                                         -----------    -----------      --------------      -----------     -----------

   TOTAL                                   $    279       $    179               6,800         $    280        $    380
                                         ===========    ===========      ==============      ===========     ===========


YEAR ENDED DECEMBER 31, 2001:              Restructuring Charges                                Expected Cost Savings
- -----------------------------            -------------------------           Employee        ---------------------------
                                           Pre-tax       After-tax          Reductions          2002             2003
                                           -------       ---------          ----------          ----             ----
  Travel Related Services                  $    414       $    267              10,900         $    495        $    575
  American Express Financial Advisors           107             70               1,300               60              95
  American Express Bank                          96             65                 500               30              45
  Corporate and Other                            14              9                 200               20              25
                                         -----------    -----------      --------------      -----------     -----------

   TOTAL                                   $    631       $    411              12,900         $    605        $    740
                                         ===========    ===========      ==============      ===========     ===========

(Preliminary)                TRAVEL RELATED SERVICES
                              STATEMENTS OF INCOME
                           (Unaudited, Managed Basis)

(Dollars in millions)
                                                Quarters Ended                                      Years Ended
                                                 December 31,                                       December 31,
                                          -------------------------    Percentage            -------------------------   Percentage
                                             2001           2000        Inc/(Dec)               2001           2000       Inc/(Dec)
                                             ----           ----        --------                ----           ----       --------
Net Revenues:
  Discount Revenue                         $  1,913       $  2,062         (7.2)%              $ 7,714        $ 7,779        (0.8)%
  Net Card Fees                                 426            417          2.2                  1,691          1,653         2.3
  Lending:
    Finance Charge Revenue                    1,156          1,090          6.2                  4,622          3,977        16.2
    Interest Expense                            289            448        (35.5)                 1,484          1,594        (6.9)
                                          ----------     ----------                          ----------     ----------
      Net Finance Charge Revenue                867            642         35.2                  3,138          2,383        31.7
  Travel Commissions and Fees                   334            442        (24.6)                 1,537          1,821       (15.6)
  Travelers Cheque Investment Income             94             95         (0.7)                   394            387         1.9
  Other Revenues                                893            885          0.9                  3,628          3,418         6.1
                                          ----------     ----------                          ----------     ----------
        Total Net Revenues                    4,527          4,543         (0.3)                18,102         17,441         3.8
                                          ----------     ----------                          ----------     ----------
Expenses:
  Marketing and Promotion                       282            314        (10.1)                 1,145          1,348       (15.1)
  Provision for Losses and Claims:
    Charge Card                                 343            262         31.0                  1,231          1,157         6.4
    Lending                                     605            432         40.0                  2,243          1,486        50.9
    Other                                        81             19            #                    164            105        56.5
                                          ----------     ----------                          ----------     ----------
      Total                                   1,029            713         44.2                  3,638          2,748        32.4
  Charge Card Interest Expense                  335            383        (12.6)                 1,476          1,408         4.8
  Human Resources                               918          1,046        (12.3)                 3,992          4,126        (3.2)
  Other Operating Expenses                    1,548          1,446          7.1                  5,379          5,098         5.5
  Restructuring Charges                         219              -            -                    414              -           -
  Disaster Recovery Charge (A)                    -              -            -                     79              -           -
                                          ----------     ----------                          ----------     ----------
        Total Expenses                        4,331          3,902         11.0                 16,123         14,728         9.5
                                          ----------     ----------                          ----------     ----------
Pretax Income                                   196            641        (69.4)                 1,979          2,713       (27.1)
Income Tax Provision                             26            171        (84.9)                   520            784       (33.7)
                                          ----------     ----------                          ----------     ----------
Net Income                                 $    170       $    470        (63.7)               $ 1,459        $ 1,929       (24.4)
                                          ==========     ==========                          ==========     ==========

# Denotes a variance of more than 100%.

(A) The disaster recovery charge excludes approximately $8 million of waived finance charges and late fees recognized in the third quarter 2001.

These Statements of Income are provided on a Managed Basis for analytical purposes only. They present the income statements of TRS as if there had been no securitization transactions. On a GAAP reporting basis, TRS recognized pretax gains of $155 million ($101 million after-tax) and $142 million ($92 million after-tax) in 2001 and 2000, respectively, related to the securitization of U.S. receivables. These gains were invested in card acquisition activities and had no material impact on Net Income or Total Expenses in 2001 or 2000. For purposes of this presentation such gains and corresponding changes in Marketing and Promotion and Other Operating Expenses have been eliminated in 2001 and 2000.

(Preliminary)                TRAVEL RELATED SERVICES
                              STATEMENTS OF INCOME
                        (Unaudited, GAAP Reporting Basis)

(Dollars in millions)
                                                 Quarters Ended                                  Years Ended
                                                  December 31,                                   December 31,
                                           ------------------------     Percentage        -------------------------     Percentage
                                              2001          2000         Inc/(Dec)           2001           2000         Inc/(Dec)
                                              ----          ----         ---------           ----           ----         --------
Net Revenues:
  Discount Revenue                           $ 1,913       $ 2,062           (7.2)%         $ 7,714        $ 7,779          (0.8)%
  Net Card Fees                                  426           417            2.2             1,675          1,651           1.4
  Lending:
    Finance Charge Revenue                       423           498          (15.1)            1,865          2,026          (7.9)
    Interest Expense                             173           277          (37.8)              953          1,039          (8.3)
                                           ----------    ----------                       ----------     ----------
      Net Finance Charge Revenue                 250           221           13.4               912            987          (7.6)
  Travel Commissions and Fees                    334           442          (24.6)            1,537          1,821         (15.6)
  Travelers Cheque Investment Income              94            95           (0.7)              394            387           1.9
  Other Revenues                               1,290         1,184            9.0             5,127          4,495          14.0
                                           ----------    ----------                       ----------     ----------
        Total Net Revenues                     4,307         4,421           (2.6)           17,359         17,120           1.4
                                           ----------    ----------                       ----------     ----------
Expenses:
  Marketing and Promotion                        282           314          (10.1)            1,237          1,434         (13.7)
  Provision for Losses and Claims:
    Charge Card                                  343           228           50.3             1,195          1,006          18.7
    Lending                                      381           277           37.9             1,318            891          48.0
    Other                                         81            19              #               164            105          56.5
                                           ----------    ----------                       ----------     ----------
      Total                                      805           524           53.5             2,677          2,002          33.7
  Charge Card Interest Expense                   339           336            0.8             1,443          1,202          20.0
  Net Discount Expense                             -           114              -                96            489         (80.3)
  Human Resources                                918         1,046          (12.3)            3,992          4,126          (3.2)
  Other Operating Expenses                     1,548         1,446            7.1             5,442          5,154           5.6
  Restructuring Charges                          219             -             -                414              -            -
  Disaster Recovery Charge (A)                     -             -             -                 79              -            -
                                           ----------    ----------                       ----------     ----------
        Total Expenses                         4,111         3,780            8.8            15,380         14,407           6.7
                                           ----------    ----------                       ----------     ----------
Pretax Income                                    196           641          (69.4)            1,979          2,713          (8.9)
Income Tax Provision                              26           171          (84.9)              520            784         (33.7)
                                           ----------    ----------                       ----------     ----------
Net Income                                   $   170       $   470          (63.7)          $ 1,459        $ 1,929         (24.4)
                                           ==========    ==========                       ==========     ==========

# Denotes a variance of more than 100%.

(A) The disaster recovery charge excludes approximately $8 million of waived finance charges and late fees recognized in the third quarter 2001.

(Preliminary)                TRAVEL RELATED SERVICES
                        SELECTED STATISTICAL INFORMATION
                                   (Unaudited)

(Amounts in billions, except percentages and where indicated)

                                                         Quarters Ended                             Years Ended
                                                           December 31,                              December 31,
                                                    ------------------------  Percentage       ------------------------  Percentage
                                                       2001          2000      Inc/(Dec)          2001          2000      Inc/(Dec)
                                                       ----          ----      --------           ----          ----      --------
Total Cards in Force (millions):
  United States                                           34.6         33.3         3.8 %           34.6          33.3        3.8 %
  Outside the United States                               20.6         18.4        12.1             20.6          18.4       12.1
                                                    -----------    ---------                   ----------    ----------
      Total                                               55.2         51.7         6.8             55.2          51.7        6.8
                                                    ===========    =========                   ==========    ==========
Basic Cards in Force (millions):
  United States                                           26.8         26.3         2.2             26.8          26.3        2.2
  Outside the United States                               15.6         13.9        12.2             15.6          13.9       12.2
                                                    -----------    ---------                   ----------    ----------
      Total                                               42.4         40.2         5.7             42.4          40.2        5.7
                                                    ===========    =========                   ==========    ==========
Card Billed Business:
  United States                                       $   55.8      $  59.0        (5.5)         $ 224.5       $ 221.7        1.3
  Outside the United States                               18.6         20.0        (7.2)            73.5          75.0       (2.1)
                                                    -----------    ---------                   ----------    ----------
      Total                                           $   74.4      $  79.0        (5.9)         $ 298.0       $ 296.7        0.4
                                                    ===========    =========                   ==========    ==========

Average Discount Rate (A)                               2.66 %       2.69 %          -            2.67 %        2.70 %         -
Average Basic Cardmember Spending (dollars) (A)       $  1,897      $ 2,113       (10.2)         $ 7,666       $ 8,229       (6.8)
Average Fee per Card - Managed (dollars) (A)          $     34      $    35        (2.9)         $    34       $    36       (5.6)
Non-Amex Brand (B):
  Cards in Force (millions)                                0.7          0.6         6.0              0.7           0.6        6.0
  Billed Business                                     $    0.9      $   1.1       (21.6)         $   3.4       $   3.2        6.6
Travel Sales                                          $    3.3      $   5.5       (40.2)         $  17.2       $  22.6      (24.1)
  Travel Commissions and Fees/Sales (C)                 10.2 %        8.0 %          -             8.9 %         8.1 %         -
Travelers Cheque:
  Sales                                               $    4.7      $   5.1        (9.3)         $  23.5       $  24.6       (4.5)
  Average Outstanding                                 $    6.2      $   6.2          -           $   6.4       $   6.4       (0.7)
  Average Investments                                 $    6.5      $   6.2         4.8          $   6.6       $   6.2        5.2
  Tax Equivalent Yield                                   9.1 %        9.1 %          -             9.0 %         8.9 %         -
Total Debt                                            $   37.8      $  40.0        (5.7)         $  37.8       $  40.0       (5.7)
Shareholder's Equity                                  $    6.7      $   6.6         2.2          $   6.7       $   6.6        2.2
Return on Average Equity (D)                            21.9 %       33.0 %          -            21.9 %        33.0 %         -
Return on Average Assets (E)                             2.1 %        3.0 %          -             2.1 %         3.0 %         -

(A) Computed from proprietary card activities only.
(B) This data relates to Visa and Eurocards issued in connection with joint venture activities.
(C) Computed from information provided herein.
(D) Excludes the effect on Shareholder's Equity of SFAS No. 115 and SFAS No.
    133. The Company adopted SFAS No. 133 on January 1, 2001.
(E) Excludes the effect on total assets of SFAS No. 115 and SFAS No. 133 to the extent that they directly affect Shareholder's Equity.

(Preliminary)              TRAVEL RELATED SERVICES
                  SELECTED STATISTICAL INFORMATION (CONTINUED)
                           (Unaudited, Managed Basis)

(Amounts in billions, except percentages and where indicated)

                                                  Quarters Ended                                   Years Ended
                                                   December 31,                                    December 31,
                                            --------------------------   Percentage         -------------------------   Percentage
                                               2001            2000       Inc/(Dec)           2001            2000       Inc/(Dec)
                                               ----            ----       --------            ----            ----       --------
Charge Card Receivables:
  Total Receivables                           $   26.2       $   29.0         (9.6)%          $  26.2        $  29.0        (9.6)%
  90 Days Past Due as a % of Total               2.9 %          2.3 %           -               2.9 %          2.3 %          -
  Loss Reserves (millions)                    $  1,032       $    964          7.1            $ 1,032        $   964         7.1
    % of Receivables                             3.9 %          3.3 %           -               3.9 %          3.3 %          -
    % of 90 Days Past Due                        136 %          142 %           -               136 %          142 %          -
  Net Loss Ratio                                0.47 %         0.36 %           -              0.42 %         0.36 %          -

U.S. Lending:
  Total Loans                                 $   32.0       $   28.7         11.5            $  32.0        $  28.7        11.5
  Past Due Loans as a % of Total:
    30-89 Days                                   2.1 %          1.9 %           -               2.1 %          1.9 %          -
    90+ Days                                     1.2 %          0.9 %           -               1.2 %          0.9 %          -
  Loss Reserves (millions):
    Beginning Balance                         $  1,018       $    731         39.3            $   820        $   672        22.0
      Provision                                    519            377         37.7              1,933          1,258        53.6
      Net Charge-Offs/Other                       (460)          (288)        59.5             (1,676)        (1,110)       50.9
                                            -----------     ----------                      ----------     ----------
    Ending Balance                            $  1,077       $    820         31.4            $ 1,077        $   820        31.4
                                            ===========     ==========                      ==========     ==========
    % of Loans                                   3.4 %          2.9 %           -               3.4 %          2.9 %          -
    % of Past Due                                101 %          104 %           -               101 %          104 %          -
  Average Loans                               $   31.5       $   27.6         13.9            $  30.7        $  25.8        18.9
  Net Write-Off Rate                             5.9 %          4.4 %           -               5.6 %          4.4 %          -
  Net Interest Yield                             9.6 %          7.7 %           -               8.8 %          7.6 %          -

(Preliminary)                TRAVEL RELATED SERVICES
                              STATEMENTS OF INCOME
                           (Unaudited, Managed Basis)

(Dollars in millions)
                                                                                 Quarters Ended
                                               ---------------------------------------------------------------------------------
                                               December 31,     September 30,        June 30,         March 31,     December 31,
                                                   2001             2001              2001              2001            2000
                                                   ----             ----              ----              ----            ----
Net Revenues:
  Discount Revenue                               $   1,913        $    1,870        $    2,007        $   1,925        $  2,062
  Net Card Fees                                        426               423               420              422             417
  Lending:
    Finance Charge Revenue                           1,156             1,187             1,159            1,120           1,090
    Interest Expense                                   289               358               408              429             448
                                               ------------     -------------     -------------     ------------     -----------
      Net Finance Charge Revenue                       867               829               751              691             642
  Travel Commissions and Fees                          334               358               427              418             442
  Travelers Cheque Investment Income                    94               103               100               98              95
  Other Revenues                                       893               883               939              911             885
                                               ------------     -------------     -------------     ------------     -----------
        Total Net Revenues                           4,527             4,466             4,644            4,465           4,543
                                               ------------     -------------     -------------     ------------     -----------
Expenses:
  Marketing and Promotion                              282               298               269              296             314
  Provision for Losses and Claims:
    Charge Card                                        343               284               320              285             262
    Lending                                            605               573               564              501             432
    Other                                               81                34                25               24              19
                                               ------------     -------------     -------------     ------------     -----------
      Total                                          1,029               891               909              810             713
  Charge Card Interest Expense                         335               365               383              393             383
  Human Resources                                      918               987             1,053            1,034           1,046
  Other Operating Expenses                           1,548             1,335             1,300            1,195           1,446
  Restructuring Charges                                219               195                 -                -               -
  Disaster Recovery Charge (A)                           -                79                 -                -               -
                                               ------------     -------------     -------------     ------------     -----------
        Total Expenses                               4,331             4,150             3,914            3,728           3,902
                                               ------------     -------------     -------------     ------------     -----------
Pretax Income                                          196               316               730              737             641
Income Tax Provision                                    26                68               211              215             171
                                               ------------     -------------     -------------     ------------     -----------
Net Income                                       $     170        $      248        $      519        $     522        $    470
                                               ============     =============     =============     ============     ===========

(A) The disaster recovery charge excludes approximately $8 million of waived finance charges and late fees recognized in the third quarter 2001.

These Statements of Income are provided on a Managed Basis for analytical purposes only. They present the income statements of TRS as if there had been no securitization transactions. On a GAAP reporting basis, TRS recognized pretax gains of $29 million ($19 million after-tax) in the third quarter of 2001, $84 million ($55 million after-tax) in the second quarter of 2001, and $42 million ($27 million after-tax) in the first quarter of 2001, related to the securitization of U.S. receivables. These gains were invested in card acquisition activities and had no material impact on Net Income or Total Expenses in any quarter. For purposes of this presentation such gains and corresponding changes in Marketing and Promotion and Other Operating Expenses have been eliminated in each quarter.

(Preliminary)                TRAVEL RELATED SERVICES
                              STATEMENTS OF INCOME
                        (Unaudited, GAAP Reporting Basis)

(Dollars in millions)
                                                                                  Quarters Ended
                                               ------------------------------------------------------------------------------------
                                                 December 31,    September 30,        June 30,         March 31,       December 31,
                                                     2001            2001               2001             2001             2000
                                                     ----            ----               ----             ----             ----
Net Revenues:
  Discount Revenue                               $    1,913        $    1,870         $   2,007         $  1,925         $  2,062
  Net Card Fees                                         426               423               404              422              417
  Lending:
    Finance Charge Revenue                              423               458               467              518              498
    Interest Expense                                    173               236               267              278              277
                                               -------------     -------------      ------------      -----------      -----------
      Net Finance Charge Revenue                        250               222               200              240              221
  Travel Commissions and Fees                           334               358               427              418              442
  Travelers Cheque Investment Income                     94               103               100               98               95
  Other Revenues                                      1,290             1,252             1,358            1,223            1,184
                                               -------------     -------------      ------------      -----------      -----------
        Total Net Revenues                            4,307             4,228             4,496            4,326            4,421
                                               -------------     -------------      ------------      -----------      -----------
Expenses:
  Marketing and Promotion                               282               314               320              321              314
  Provision for Losses and Claims:
    Charge Card                                         343               284               319              249              228
    Lending                                             381               302               346              287              277
    Other                                                81                34                25               24               19
                                               -------------     -------------      ------------      -----------      -----------
      Total                                             805               620               690              560              524
  Charge Card Interest Expense                          339               369               387              349              336
  Net Discount Expense                                    -                 -               (17)             113              114
  Human Resources                                       918               987             1,053            1,034            1,046
  Other Operating Expenses                            1,548             1,348             1,333            1,212            1,446
  Restructuring Charges                                 219               195                 -                -                -
  Disaster Recovery Charge (A)                            -                79                 -                -                -
                                               -------------     -------------      ------------      -----------      -----------
        Total Expenses                                4,111             3,912             3,766            3,589            3,780
                                               -------------     -------------      ------------      -----------      -----------
Pretax Income                                           196               316               730              737              641
Income Tax Provision                                     26                68               211              215              171
                                               -------------     -------------      ------------      -----------      -----------
Net Income                                       $      170        $      248         $     519         $    522         $    470
                                               =============     =============      ============      ===========      ===========

(A) The disaster recovery charge excludes approximately $8 million of waived finance charges and late fees recognized in the third quarter 2001.

(Preliminary)                TRAVEL RELATED SERVICES
                        SELECTED STATISTICAL INFORMATION
                                   (Unaudited)

(Amounts in billions, except percentages and where indicated)
                                                                                   Quarters Ended
                                                    -------------------------------------------------------------------------------
                                                     December 31,     September 30,     June 30,      March 31,       December 31,
                                                         2001             2001            2001           2001             2000
                                                         ----             ----            ----           ----             ----
Total Cards in Force (millions):
  United States                                             34.6             34.7            34.6           34.2             33.3
  Outside the United States                                 20.6             20.2            19.7           19.0             18.4
                                                    -------------     ------------     -----------    -----------     ------------
      Total                                                 55.2             54.9            54.3           53.2             51.7
                                                    =============     ============     ===========    ===========     ============
Basic Cards in Force (millions):
  United States                                             26.8             26.9            26.9           26.9             26.3
  Outside the United States                                 15.6             15.4            15.0           14.4             13.9
                                                    -------------     ------------     -----------    -----------     ------------
      Total                                                 42.4             42.3            41.9           41.3             40.2
                                                    =============     ============     ===========    ===========     ============
Card Billed Business:
  United States                                       $     55.8        $    54.4        $   58.8       $   55.6        $    59.0
  Outside the United States                                 18.6             18.0            18.5           18.4             20.0
                                                    -------------     ------------     -----------    -----------     ------------
      Total                                           $     74.4        $    72.4        $   77.3       $   74.0        $    79.0
                                                    =============     ============     ===========    ===========     ============
Average Discount Rate (A)                                 2.66 %           2.67 %          2.67 %         2.68 %           2.69 %
Average Basic Cardmember Spending (dollars) (A)       $    1,897        $   1,846        $  1,986       $  1,933        $   2,113
Average Fee per Card - Managed (dollars) (A)          $       34        $      34        $     34       $     35        $      35
Non-Amex Brand (B):
  Cards in Force (millions)                                  0.7              0.7             0.7            0.6              0.6
  Billed Business                                     $      0.9        $     0.9        $    0.8       $    0.8        $     1.1
Travel Sales                                          $      3.3        $     3.9        $    4.9       $    5.0        $     5.5
  Travel Commissions and Fees/Sales (C)                   10.2 %            9.2 %           8.7 %          8.4 %            8.0 %
Travelers Cheque:
  Sales                                               $      4.7        $     7.3        $    6.5       $    5.0        $     5.1
  Average Outstanding                                 $      6.2        $     6.8        $    6.5       $    6.1        $     6.2
  Average Investments                                 $      6.5        $     7.0        $    6.5       $    6.3        $     6.2
  Tax Equivalent Yield                                     9.1 %            8.8 %           9.0 %          9.1 %            9.1 %
Total Debt                                            $     37.8        $    38.0        $   37.6       $   35.5        $    40.0
Shareholder's Equity                                  $      6.7        $     6.6        $    6.7       $    6.7        $     6.6
Return on Average Equity (D)                              21.9 %           27.0 %          32.0 %         33.0 %           33.0 %
Return on Average Assets (E)                               2.1 %            2.6 %           3.0 %          3.1 %            3.0 %

(A) Computed from proprietary card activities only.
(B) This data relates to Visa and Eurocards issued in connection with joint venture activities.
(C) Computed from information provided herein.
(D) Excludes the effect on Shareholder's Equity of SFAS No. 115 and SFAS No.
    133. The Company adopted SFAS No. 133 on January 1, 2001.
(E) Excludes the effect on total assets of SFAS No. 115 and SFAS No. 133 to the extent that they directly affect Shareholder's Equity.

(Preliminary)               TRAVEL RELATED SERVICES
                  SELECTED STATISTICAL INFORMATION (CONTINUED)
                           (Unaudited, Managed Basis)

(Amounts in billions, except percentages and where indicated)

                                                                                 Quarters Ended
                                               ----------------------------------------------------------------------------------
                                                December 31,     September 30,       June 30,        March 31,       December 31,
                                                    2001             2001             2001             2001             2000
                                                    ----             ----             ----             ----             ----
Charge Card Receivables:
  Total Receivables                              $     26.2        $    24.8       $     26.1       $     26.4        $   29.0
  90 Days Past Due as a % of Total                     2.9%            3.0 %            2.9 %            2.7 %           2.3 %
  Loss Reserves (millions)                       $    1,032        $   1,026       $    1,034       $    1,004        $    964
    % of Receivables                                  3.9 %            4.1 %            4.0 %            3.8 %           3.3 %
    % of 90 Days Past Due                             136 %            136 %            138 %            139 %           142 %
  Net Loss Ratio                                     0.47 %           0.45 %           0.42 %           0.35 %          0.36 %

U.S. Lending:
  Total Loans                                    $     32.0        $    31.3       $     31.2       $     30.2        $   28.7
  Past Due Loans as a % of Total:
    30-89 Days                                        2.1 %            2.2 %            1.9 %            2.0 %           1.9 %
    90+ Days                                          1.2 %            1.0 %            1.0 %            0.9 %           0.9 %
  Loss Reserves (millions):
    Beginning Balance                            $    1,018            $ 959       $      907       $      820        $    731
      Provision                                         519              493              495              426             377
      Net Charge-Offs/Other                            (460)            (434)            (443)            (339)           (288)
                                               -------------     ------------    -------------    -------------     -----------
    Ending Balance                               $    1,077        $   1,018       $      959       $      907        $    820
                                               =============     ============    =============    =============     ===========
    % of Loans                                        3.4 %            3.3 %            3.1 %            3.0 %           2.9 %
    % of Past Due                                     101 %            101 %            107 %            103 %           104 %
  Average Loans                                  $     31.5        $    31.0       $     30.3       $     28.9        $   27.6
  Net Write-Off Rate                                  5.9 %            5.6 %            5.7 %            5.1 %           4.4 %
  Net Interest Yield                                  9.6 %            8.8 %            8.6 %            8.3 %           7.7 %

(Preliminary)            AMERICAN EXPRESS FINANCIAL ADVISORS
                              STATEMENTS OF INCOME
                                   (Unaudited)

(Dollars in millions)
                                                   Quarters Ended                                 Years Ended
                                                    December 31,                                  December 31,
                                             --------------------------   Percentage         ------------------------    Percentage
                                               2001             2000       Inc/(Dec)           2001          2000         Inc/(Dec)
                                               ----             ----       --------            ----          ----          ------
Net Revenues:
  Investment Income                            $   549        $    546          0.6 %          $ 1,162       $ 2,292        (49.3)%
  Management and Distribution Fees                 603             722        (16.6)             2,458         2,812        (12.6)
  Other Revenues                                   299             273          9.5              1,171         1,026         14.2
                                             ----------     -----------                      ----------    ----------
    Total Revenues                               1,451           1,541         (5.9)             4,791         6,130        (21.8)
  Provision for Losses and Benefits:
    Annuities                                      256             251          1.7                989         1,018         (2.8)
    Insurance                                      168             134         26.0                648           556         16.6
    Investment Certificates                         78              90        (14.1)               329           337         (2.3)
                                             ----------     -----------                      ----------    ----------
      Total                                        502             475          5.6              1,966         1,911          2.9
                                             ----------     -----------                      ----------    ----------
    Net Revenues                                   949           1,066        (11.0)             2,825         4,219        (33.0)
                                             ----------     -----------                      ----------    ----------

Expenses:
  Human Resources                                  455             540        (15.7)             1,969         2,093         (5.9)
  Other Operating Expenses                         229             182         26.0                762           643         18.4
  Restructuring Charges                             45               -           -                 107             -           -
  Disaster Recovery Charge                           -               -           -                  11             -           -
                                             ----------     -----------                      ----------    ----------
    Total Expenses                                 729             722          1.0              2,849         2,736          4.1
                                             ----------     -----------                      ----------    ----------
Pretax Income                                      220             344        (36.2)               (24)        1,483           -
Income Tax Provision                                57             102        (44.0)               (76)          451           -
                                             ----------     -----------                      ----------    ----------
Net Income                                     $   163        $    242        (32.9)           $    52       $ 1,032        (94.9)
                                             ==========     ===========                      ==========    ==========

(Preliminary)          AMERICAN EXPRESS FINANCIAL ADVISORS
                        SELECTED STATISTICAL INFORMATION
                                   (Unaudited)

(Dollars in millions, except where indicated)

                                                         Quarters Ended                              Years Ended
                                                          December 31,                               December 31,
                                                  --------------------------  Percentage      -------------------------   Percentage
                                                      2001           2000      Inc/(Dec)          2001         2000        Inc/(Dec)
                                                      ----           ----      --------           ----         ----        -------
Investments (billions)*                             $   33.6       $   30.5        10.3 %       $   33.6      $   30.5        10.3 %
Client Contract Reserves (billions)                 $   32.8       $   31.4         4.2         $   32.8      $   31.4         4.2
Shareholder's Equity (billions)                     $    5.4       $    4.4        22.1         $    5.4      $    4.4        22.1
Return on Average Equity **                            1.0 %         22.6 %          -             1.0 %        22.6 %          -

Life Insurance in Force (billions)                  $  107.9       $   98.1        10.0         $  107.9      $   98.1        10.0
Assets Owned, Managed or
  Administered (billions):
    Assets Managed for Institutions                 $   49.7       $   55.0        (9.8)        $   49.7      $   55.0        (9.8)
    Assets Owned, Managed or Administered
      for Individuals:
      Owned Assets:
        Separate Account Assets                         27.3           32.3       (15.5)            27.3          32.3       (15.5)
        Other Owned Assets                              44.2           41.3         7.1             44.2          41.3         7.1
                                                  -----------    -----------                  -----------   -----------
          Total Owned Assets                            71.5           73.6        (2.8)            71.5          73.6        (2.8)
      Managed Assets                                    98.7          112.0       (11.8)            98.7         112.0       (11.8)
      Administered Assets                               33.4           34.4        (2.9)            33.4          34.4        (2.9)
                                                  -----------    -----------                  -----------   -----------
        Total                                       $  253.3       $  275.0        (7.9)        $  253.3      $  275.0        (7.9)
                                                  ===========    ===========                  ===========   ===========
Market Appreciation (Depreciation) During
  the Period:
  Owned Assets:
    Separate Account Assets                         $  2,674       $ (4,937)         -          $ (5,752)     $ (5,109)         -
    Other Owned Assets                              $   (493)      $    153          -          $    879      $    106          -
  Total Managed Assets                              $  9,162       $(14,923)         -          $(18,662)     $(14,467)         -

Cash Sales:
  Mutual Funds                                      $  7,913       $  9,890       (20.0)        $ 33,581      $ 44,068       (23.8)
  Annuities                                            1,507          1,493         1.0            5,648         5,886        (4.0)
  Investment Certificates                                876            722        21.3            3,788         3,297        14.9
  Life and Other Insurance Products                      218            225        (3.3)             895           900        (0.5)
  Institutional                                          747          1,571       (52.5)           5,006         6,601       (24.2)
  Other                                                1,150          1,508       (23.7)           5,276         3,557        48.3
                                                  -----------    -----------                  -----------   -----------
Total Cash Sales                                    $ 12,411       $ 15,409       (19.5)        $ 54,194      $ 64,309       (15.7)
                                                  ===========    ===========                  ===========   ===========

Number of Financial Advisors                          11,535         12,663        (8.9)          11,535        12,663        (8.9)
Fees from Financial Plans and Advice Services       $   27.1       $   21.4        26.5         $  107.5      $   97.7        10.1
Percentage of Total Sales from Financial Plans
  and Advice Services                                 72.4 %         70.3 %          -            72.5 %        68.1 %          -


 * Excludes cash, derivatives, short term and other investments.

** Excludes the effect on Shareholder's Equity of SFAS No. 115 and SFAS No. 133.
   The Company adopted SFAS No. 133 on January 1, 2001.

(Preliminary)           AMERICAN EXPRESS FINANCIAL ADVISORS
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

(Dollars in millions)
                                                                                Quarters Ended
                                             ------------------------------------------------------------------------------------
                                              December 31,     September 30,       June 30,         March 31,        December 31,
                                                 2001              2001             2001              2001              2000
                                                 ----              ----             ----              ----              ----
Net Revenues:
  Investment Income                            $      549        $      490        $    (246)       $      368        $      546
  Management and Distribution Fees                    603               595              623               638               722
  Other Revenues                                      299               307              290               277               273
                                             -------------     -------------     ------------     -------------     -------------
    Total Revenues                                  1,451             1,392              667             1,283             1,541
  Provision for Losses and Benefits:
    Annuities                                         256               242              255               238               251
    Insurance                                         168               171              152               157               134
    Investment Certificates                            78                71               98                82                90
                                             -------------     -------------     ------------     -------------     -------------
      Total                                           502               484              505               477               475
                                             -------------     -------------     ------------     -------------     -------------
    Net Revenues                                      949               908              162               806             1,066
                                             -------------     -------------     ------------     -------------     -------------

Expenses:
  Human Resources                                     455               469              496               548               540
  Other Operating Expenses                            229               172              174               188               182
  Restructuring Charges                                45                62                -                 -                 -
  Disaster Recovery Charge                              -                11                -                 -                 -
                                             -------------     -------------     ------------     -------------     -------------
    Total Expenses                                    729               714              670               736               722
                                             -------------     -------------     ------------     -------------     -------------
Pretax Income (Loss)                                  220               194             (508)               70               344
Income Tax Provision (Benefit)                         57                49             (201)               19               102
                                             -------------     -------------     ------------     -------------     -------------
Net Income (Loss)                              $      163        $      145        $    (307)       $       51        $      242
                                             =============     =============     ============     =============     =============

(Preliminary)          AMERICAN EXPRESS FINANCIAL ADVISORS
                        SELECTED STATISTICAL INFORMATION
                                   (Unaudited)

(Dollars in millions, except where indicated)
                                                                                                 Quarters Ended
                                                    --------------------------------------------------------------------------------
                                                     December 31,     September 30,      June 30,       March 31,       December 31,
                                                         2001             2001            2001            2001             2000
                                                         ----             ----            ----            ----             ----
Investments (billions)*                               $      33.6       $    32.9       $   32.0       $    31.2        $    30.5
Client Contract Reserves (billions)                   $      32.8       $    32.6       $   32.1       $    31.7        $    31.4
Shareholder's Equity (billions)                       $       5.4       $     5.5       $    4.6       $     4.7        $     4.4
Return on Average Equity**                                  1.0 %           2.7 %          5.4 %          17.8 %           22.6 %

Life Insurance in Force (billions)                    $     107.9       $   104.8       $  102.3       $   100.0        $    98.1
Assets Owned, Managed or
  Administered (billions):
    Assets Managed for Institutions                   $      49.7       $    47.8       $   54.3       $    53.7        $    55.0
    Assets Owned, Managed or Administered
      for Individuals:
      Owned Assets:
        Separate Account Assets                              27.3            24.3           28.9            27.4             32.3
        Other Owned Assets                                   44.2            42.5           41.6            42.0             41.3
                                                    --------------    ------------    -----------    ------------     ------------
          Total Owned Assets                                 71.5            66.8           70.5            69.4             73.6
      Managed Assets                                         98.7            91.2          104.0            99.8            112.0
      Administered Assets                                    33.4            28.6           33.0            30.8             34.4
                                                    --------------    ------------    -----------    ------------     ------------
        Total                                         $     253.3       $   234.4       $  261.8       $   253.7        $   275.0
                                                    ==============    ============    ===========    ============     ============
Market Appreciation (Depreciation) During
  the Period:
  Owned Assets:
    Separate Account Assets                           $     2,674       $  (4,470)      $  1,248       $  (5,204)       $  (4,937)
    Other Owned Assets                                $      (493)      $     535       $    229       $     608        $     153
  Total Managed Assets                                $     9,162       $ (15,719)      $  4,552       $ (16,657)       $ (14,923)

Cash Sales:
  Mutual Funds                                        $     7,913       $   7,384       $  8,394       $   9,889        $   9,890
  Annuities                                                 1,507           1,308          1,406           1,427            1,493
  Investment Certificates                                     876             941          1,017             954              722
  Life and Other Insurance Products                           218             200            233             244              225
  Institutional                                               747             488          1,265           2,506            1,571
  Other                                                     1,150           1,115          1,058           1,955            1,508
                                                    --------------    ------------    -----------    ------------     ------------
Total Cash Sales                                      $    12,411       $  11,436       $ 13,373       $  16,975        $  15,409
                                                    ==============    ============    ===========    ============     ============

Number of Financial Advisors                               11,535          11,385         11,646          12,052           12,663
Fees from Financial Plans and Advice Services         $      27.1       $    23.1       $   29.7       $    27.6        $    21.4
Percentage of Total Sales from Financial Plans
  and Advice Services                                      72.4 %          72.4 %         72.3 %          73.0 %           70.3 %

 * Excludes cash, derivatives, short term and other investments.
** Excludes the effect on Shareholder's Equity of SFAS No. 115 and SFAS No. 133.
   The Company adopted SFAS No. 133 on January 1, 2001.

(Preliminary)                 AMERICAN EXPRESS BANK
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

(Dollars in millions)
                                                       Quarters Ended                              Years Ended
                                                        December 31,                                December 31,
                                                ------------------------  Percentage           -----------------------  Percentage
                                                   2001          2000       Inc/(Dec)             2001          2000      Inc/(Dec)
                                                   ----          ----       ---------             ----          ----      --------
Net Revenues:
  Interest Income                                 $   154       $   181        (14.7)%           $   698       $  735        (5.0)%
  Interest Expense                                     65           122        (46.3)                396          484       (18.2)
                                                ----------    ----------                       ----------    ---------
    Net Interest Income                                89            59         50.2                 302          251        20.4
  Commissions and Fees                                 49            52         (6.4)                203          214        (5.4)
  Foreign Exchange Income & Other Revenue              30            33        (10.7)                144          126        13.9
                                                ----------    ----------                       ----------    ---------
    Total Net Revenues                                168           144         15.9                 649          591         9.7
                                                ----------    ----------                       ----------    ---------

Expenses:
  Human Resources                                      62            60          2.2                 247          257        (4.0)
  Other Operating Expenses                             57            68        (17.4)                255          273        (6.4)
  Provision for Losses:
    Ongoing                                            21             8            #                  65           28           #
    Restructuring Related*                              -             -            -                  26            -           -
                                                ----------    ----------                       ----------    ---------
      Total                                            21             8            #                  91           28           #
  Restructuring Charges*                               12             -            -                  70            -           -
                                                ----------    ----------                       ----------    ---------
    Total Expenses                                    152           136         10.6                 663          558        18.6
                                                ----------    ----------                       ----------    ---------
Pretax Income (Loss)                                   16             8            #                 (14)          33           -
Income Tax Provision (Benefit)                          7             2            #                  (1)           4           -
                                                ----------    ----------                       ----------    ---------
Net Income (Loss)                                 $     9       $     6         44.5             $   (13)      $   29           -
                                                ==========    ==========                       ==========    =========

* Included in the 2001 net income (loss) are restructuring charges of $96 million ($65 million after-tax), of which $12 million ($8 million after-tax) was recognized in the fourth quarter.
# Denotes a variance of more than 100%.

(Preliminary)                    AMERICAN EXPRESS BANK
                        SELECTED STATISTICAL INFORMATION
                                   (Unaudited)

(Dollars in billions, except where indicated)
                                                        Quarters Ended                             Years Ended
                                                         December 31,                               December 31,
                                                  -------------------------  Percentage        -----------------------    Percentage
                                                     2001           2000       Inc/(Dec)         2001          2000        Inc/(Dec)
                                                     ----           ----       --------          ----          ----        --------
Total Shareholder's Equity (millions)              $     761      $    754          0.9 %       $    761      $   754         0.9 %
Return on Average Common Equity (A)                   (2.0)%         4.4 %            -           (2.0)%        4.4 %           -
Return on Average Assets (B)                         (0.11)%        0.26 %            -          (0.11)%       0.26 %           -
Total Loans                                        $     5.3      $    5.3         (1.1)        $    5.3      $   5.3        (1.1)
Total Non-performing Loans (millions)              $     123      $    137        (10.3)        $    123      $   137       (10.3)
Other Non-performing Assets (millions)             $      22      $     24         (6.6)        $     22      $    24        (6.6)
Reserve for Credit Losses (millions) (C)           $     148      $    153         (3.3)        $    148      $   153        (3.3)
Loan Loss Reserves as a % of Total Loans               2.4 %         2.6 %            -            2.4 %        2.6 %           -
Deposits                                           $     8.4      $    8.0          5.8         $    8.4      $   8.0         5.8
Assets Managed (D) / Administered                  $    11.4      $   10.6          7.3         $   11.4      $  10.6         7.3
Assets of Non-Consolidated Joint
  Ventures                                         $     1.9      $    2.1        (10.0)        $    1.9      $   2.1       (10.0)
Risk-Based Capital Ratios:
  Tier 1                                              11.1 %        10.1 %            -           11.1 %       10.1 %           -
  Total                                               12.2 %        11.4 %            -           12.2 %       11.4 %           -
Leverage Ratio                                         5.3 %         5.9 %            -            5.3 %        5.9 %           -


(A) Excludes the effect on Shareholder's Equity of SFAS No. 115 and SFAS No. 133.  The Company adopted SFAS No. 133 on
    January 1, 2001.
(B) Excludes the effect on total assets of SFAS No. 115 and SFAS No. 133 to the extent that they directly affect Shareholder's
    Equity.
(C) Allocation (millions):

      Loans                                        $     128      $    137                      $    128      $   137
      Other Assets, primarily derivatives                  4            14                             4           14
      Other Liabilities                                   16             2                            16            2
                                                  -----------    ----------                    ----------    ---------
        Total Reserve for Credit Losses            $     148      $    153                      $    148      $   153
                                                  ===========    ==========                    ==========    =========

(D) Includes assets managed by American Express Financial Advisors.

(Preliminary)                AMERICAN EXPRESS BANK
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

(Dollars in millions)
                                                                                 Quarters Ended
                                               ----------------------------------------------------------------------------------
                                               December 31,     September 30,       June 30,        March 31,       December 31,
                                                   2001             2001             2001             2001              2000
                                                   ----             ----             ----             ----              ----
Net Revenues:
  Interest Income                                $     154        $     174        $      182       $      187        $      181
  Interest Expense                                      65               98               110              122               122
                                               ------------     ------------     -------------    -------------     -------------
    Net Interest Income                                 89               76                72               65                59
  Commissions and Fees                                  49               51                51               52                52
  Foreign Exchange Income & Other Revenue               30               38                36               41                33
                                               ------------     ------------     -------------    -------------     -------------
    Total Net Revenues                                 168              165               159              158               144
                                               ------------     ------------     -------------    -------------     -------------

Expenses:
  Human Resources                                       62               60                62               62                60
  Other Operating Expenses                              57               69                65               66                68
  Provision for Losses:
    Ongoing                                             21               14                14               16                 8
    Restructuring Related*                               -               26                 -                -                 -
                                               ------------     ------------     -------------    -------------     -------------
      Total                                             21               40                14               16                 8
  Restructuring Charges*                                12               58                 -                -                 -
                                               ------------     ------------     -------------    -------------     -------------
    Total Expenses                                     152              227               141              144               136
                                               ------------     ------------     -------------    -------------     -------------
Pretax Income (Loss)                                    16              (62)               18               14                 8
Income Tax Provision (Benefit)                           7              (19)                6                5                 2
                                               ------------     ------------     -------------    -------------     -------------
Net Income (Loss)                                $       9        $     (43)       $       12       $        9        $        6
                                               ============     ============     =============    =============     =============


* Included in 2001 net income (loss) are restructuring charges of $12 million ($8 million after-tax) and $84 million ($57 million after-tax) recognized in the fourth and third quarters, respectively.

(Preliminary)                 AMERICAN EXPRESS BANK
                        SELECTED STATISTICAL INFORMATION
                                   (Unaudited)

(Dollars in billions, except where indicated)
                                                                                     Quarters Ended
                                                     ------------------------------------------------------------------------------
                                                     December 31,     September 30,      June 30,       March 31,      December 31,
                                                        2001              2001            2001            2001             2000
                                                        ----              ----            ----            ----             ----
Total Shareholder's Equity (millions)                  $    761        $     771        $     767       $    774        $     754
Return on Average Common Equity (A)                      (2.0)%           (2.4)%            5.2 %          4.6 %            4.4 %
Return on Average Assets (B)                            (0.11)%          (0.13)%           0.30 %         0.26 %           0.26 %
Total Loans                                            $    5.3        $     5.6        $     5.5       $    5.4        $     5.3
Total Non-performing Loans (millions)                  $    123        $     133        $     159       $    187        $     137
Other Non-performing Assets (millions)                 $     22        $       2        $       4       $     24        $      24
Reserve for Credit Losses (millions) (C)               $    148        $     149        $     130       $    164        $     153
Loan Loss Reserves as a % of Total Loans                  2.4 %            2.6 %            2.3 %          2.8 %            2.6 %
Deposits                                               $    8.4        $     8.7        $     8.5       $    8.5        $     8.0
Assets Managed (D) / Administered                      $   11.4        $    11.3        $    11.1       $   10.7        $    10.6
Assets of Non-Consolidated Joint
    Ventures                                           $    1.9        $     2.0        $     2.0       $    2.1        $     2.1
Risk-Based Capital Ratios:
    Tier 1                                               11.1 %            9.9 %           10.4 %         10.7 %           10.1 %
    Total                                                12.2 %           10.6 %           11.1 %         11.4 %           11.4 %
Leverage Ratio                                            5.3 %            5.4 %            5.8 %          5.8 %            5.9 %


(A) Excludes the effect on Shareholder's Equity of SFAS No. 115 and SFAS No. 133.  The Company adopted SFAS No. 133 on
    January 1, 2001.
(B) Excludes the effect on total assets of SFAS No. 115 and SFAS No. 133 to the extent that they directly affect Shareholder's
    Equity.
(C) Allocation (millions):

        Loans                                          $    128        $     144        $     126       $    149        $     137
        Other Assets, primarily derivatives                   4                3                3             12               14
        Other Liabilities                                    16                2                1              3                2
                                                      ----------     ------------     ------------    -----------     ------------
         Total Reserve for Credit Losses               $    148        $     149        $     130       $    164        $     153
                                                      ==========     ============     ============    ===========     ============

(D)  Includes assets managed by American Express Financial Advisors.